Exhibit 99.1
FOR IMMEDIATE RELEASE
Gannett Co., Inc. Reports Third Quarter Results
Reported Earnings per Diluted Share of $0.41, Non-GAAP Earnings per Diluted Share of $0.44
Net Cash Flow from Operating Activities Totaled $188.4 million
Free Cash Flow Totaled $175.5 million
Company-Wide Digital Revenues Increased 10% Year-Over-Year
McLEAN, VA — Gannett Co., Inc. (NYSE: GCI), a leading international media and marketing solutions company, today reported third quarter 2011 financial results. Highlights are summarized below:
•	Earnings per diluted share, on a GAAP (generally accepted accounting principles) basis were $0.41 for the third quarter of 2011 compared to $0.42 for the third quarter last year.
•	Earnings per diluted share from continuing operations for the September 2011 year-to-date period were $1.40 compared to $1.63 for 2010.
•	Excluding special items in 2010 and 2011, third quarter earnings per diluted share were $0.44 compared to $0.52 for the same quarter in 2010.
•	Earnings per diluted share from continuing operations excluding special items for the September 2011 year-to-date period were $1.42 compared to $1.62 in 2010 on the same basis.
Gracia Martore, president and chief executive officer, said, “All of our business segments continued to deliver consistent profitability in the third quarter. These results, amid continued market volatility, reflect the strength of Gannett’s iconic local and national brands and our relentless commitment to continuously enhancing the news, information and services we offer every day to the communities we serve. Importantly, digital revenues continued to show positive momentum in all of our business segments and were up 10 percent company-wide compared to last year, reflecting the success we are having in offering content and solutions across all platforms.”
Martore continued, “We remain focused on aligning expenses with areas of opportunity, while leveraging our great brands, strong balance sheet and world-class talent to position Gannett for long-term revenue growth. I’m convinced we have the right strategy and team in place to continue to remake Gannett in the digital age.”
Results for the third quarter of 2011 include special charges affecting operating income related to workforce restructuring which totaled $8.7 million ($5.3 million after-tax or $0.02 per share). A non-cash impairment for an investment in an online business of $1.9 million ($1.1 million after-tax) was also recorded in the third quarter which affected non-operating items. Results for the year-to-date 2011 period include charges primarily associated with facility consolidations and workforce restructuring of $37.5 million ($23.0 million after-tax or $0.09 per share), and a non-cash impairment for an investment in an online business of $1.9 million ($1.1 million after-tax). The company realized a net tax benefit of $20.1 million ($0.08 per share) related primarily to a tax settlement covering multiple years.
Results for the third quarter of 2010 included $31.1 million ($23.3 million after-tax or $0.10 per share) of charges associated with facility consolidations, intangible asset impairments and workforce restructuring. In addition to these third quarter 2010 special items, results for the year-to-date 2010 period also included a $28.7 million ($0.12 per share) net tax benefit due primarily to the expiration of the statutes of limitations and the release of certain reserves related to the sale of a business in a prior year and a $2.2 million ($0.01 per share) tax charge related to healthcare reform legislation.
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On October 6, 2011, the company announced that Craig Dubow, chairman and chief executive officer, resigned due to disability. Dubow had taken a leave of absence on September 15 to address continuing issues relating to prior medical conditions. Martore, then president and chief operating officer, who served as principal executive officer while Dubow was on medical leave, was promoted to president and chief executive officer and joined the company’s Board of Directors. In addition, Marjorie Magner, an independent director since 2006, was named chairman of the board.
Amounts reported in accordance with GAAP are contained in Tables 1 through 4. Certain amounts and comparisons included in the following discussion of GAAP results are supplemented by discussions which exclude the effect of special items. Details of these special items and their effect on GAAP results are included on the Non-GAAP Financial Information Tables 5 through 10 attached to this news release. The company’s basis for providing discussions of non-GAAP results is noted below.
CONTINUING OPERATIONS
Net income attributable to Gannett totaled $99.8 million in the third quarter while net income attributable to Gannett on a non-GAAP basis was $106.2 million. Reported operating income was $198.2 million and non-GAAP operating income totaled $206.8 million. Operating cash flow (a non-GAAP term defined as operating income plus special items, depreciation and amortization) was $255.8 million in the quarter.
Reported operating revenues for the company declined 3.5 percent to $1.27 billion in the third quarter from $1.31 billion for the same quarter a year ago. Solid Digital segment revenue growth was driven primarily by higher revenue at CareerBuilder. The revenue decline in the Broadcasting segment reflects significantly lower political advertising compared to 2010’s third quarter that more than offset gains in non-political advertising and retransmission revenue. While Publishing segment advertising revenues in total declined amid softening economic conditions, digital revenue for the segment rose 8.0 percent.
Operating expenses including the special charges as noted above totaled $1.07 billion in the third quarter this year, a decline of 4.0 percent compared to the third quarter last year. Operating expenses on a non-GAAP basis were $1.06 billion, 2.0 percent lower than the third quarter a year ago. The decline reflects continuing cost control and efficiency efforts company-wide. Operating expense declines in both the Publishing and Broadcast segments more than offset an increase in Digital segment expenses that rose in line with revenue growth and reflected strategic initiatives.
On July 18, 2011, the company’s Board of Directors authorized the resumption of share repurchases under the $1 billion share repurchase program originally approved on July 25, 2006. The purchase of approximately 2.7 million shares was completed during the quarter for $28 million. Current authority remaining under the program is approximately $781 million.
PUBLISHING
Publishing segment operating revenues were $917.8 million for the quarter compared to $969.4 million in the third quarter of 2010 reflecting the impact of the lackluster economic environment on advertising demand. Digital revenues in the Publishing segment were up in the quarter. Circulation revenue was just 1.0 percent lower, a sequential improvement relative to comparisons for the first quarter and second quarter this year.
Advertising revenues totaled $591.7 million in the quarter compared to $646.7 million in the third quarter last year. Advertising revenues in the U.S. were 9.3 percent lower while at Newsquest, the company’s operations in the UK, advertising revenues declined 7.9 percent, in pounds. Newsquest’s advertising revenue comparisons across all categories improved relative to the first and second quarters this year.
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Ad revenue percentage changes for the retail, national and classified categories for the publishing segment for the quarter were as follows:
Third Quarter 2011 Year-over-Year Comparisons

			Total
			Publishing	Total
	U.S. Publishing	Newsquest	Segment	Publishing
	(including USA TODAY)	(in pounds)	(constant currency)	Segment

Retail	(6.3%)	(5.0%)	(6.1%)	(5.7%)
National	(17.3%)	7.4%	(15.7%)	(15.4%)
Classified	(9.4%)	(11.6%)	(10.0%)	(9.0%)

	(9.3%)	(7.9%)	(9.1%)	(8.5%)
National advertising was 15.4 percent lower in the quarter. A decline in advertising demand at USA TODAY was offset partially by an increase in national advertising at Newsquest. Third quarter national advertising comparisons for Newsquest in pounds were almost 5 percentage points better than second quarter comparisons. At USA TODAY, a substantial increase in technology advertising spending, the largest category in the quarter, was more than offset by declines in the entertainment, automotive and financial categories.
An 8.0 percent increase in Publishing segment digital revenues (included in all of the categories above) reflects the company’s focus on cross-platform sales and its partnership with Yahoo!. Online revenues in U.S. Community Publishing and Newsquest (in pounds) were up 8.5 percent and 6.2 percent, respectively.
Classified advertising at our domestic publishing operations was 9.4 percent lower during the quarter reflecting primarily the softening economy. Employment advertising in the U.S. was unchanged compared to the third quarter last year while automotive declined 5.2 percent reflecting, in part, supply chain and inventory issues in Japan. The real estate category, reflecting the problematic housing market nationwide, was 20.1 percent lower in the quarter. At Newsquest, classified advertising comparisons in pounds were better than second quarter comparisons due in part to an 11 percentage point improvement in employment advertising comparisons.
The percentage changes in the classified categories for the third quarter of 2011 were as follows:
Third Quarter 2011 Year-over-Year Comparisons

			Total
			Publishing	Total
	U.S.	Newsquest	Segment	Publishing
	Publishing	(in pounds)	(constant currency)	Segment

Automotive	(5.2%)	(12.8%)	(6.4%)	(5.8%)
Employment	0.0%	(13.9%)	(4.7%)	(3.3%)
Real Estate	(20.1%)	(11.6%)	(17.1%)	(15.8%)
Legal	(17.7%)	—	(17.7%)	(17.7%)
Other	(10.7%)	(9.3%)	(10.2%)	(8.9%)

	(9.4%)	(11.6%)	(10.0%)	(9.0%)
Reported Publishing segment operating expenses were $809.8 million in the quarter, 3.4 percent lower compared with the third quarter last year. On a non-GAAP basis, Publishing segment operating expenses also declined 3.4 percent to $801.1 million from $829.0 million in the same quarter last year. The impact of operating efficiency efforts as well as facility consolidations in prior quarters drove the decline. Newsprint expense was up slightly in the quarter as a 10.1 percent increase in newsprint usage prices was offset by an 8.7 percent consumption decline. The company expects its newsprint expense to be lower in the fourth quarter of 2011 compared with 2010 due to a continued decline in consumption.
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Reported Publishing segment operating income totaled $107.9 million. On a non-GAAP basis, Publishing segment operating income was $116.6 million in the quarter and operating cash flow totaled $146.8 million.
BROADCASTING
Broadcasting revenues (which include Captivate) totaled $174.3 million in the quarter compared to $185.3 million in the third quarter last year, which benefited from $21.3 million in advertising demand related to politics.
Television revenues were $168.8 million, $10.8 million lower compared to $179.6 million last year, despite a net decrease of $18.4 million in political spending. Total adjusted television revenues, defined to exclude the incremental impact of the cyclical ad demand related to political spending, were 4.7 percent higher. The increase was due, in part, to strengthening demand for auto advertising in September. Retransmission revenues increased 26.7 percent in the quarter and totaled $20.0 million. Online revenues at our television stations were up 27.5 percent. Based on current trends and comparing against the substantial level of political advertising which totaled $52.4 million in last year’s fourth quarter, we expect the percentage decline in total television revenues for the fourth quarter of 2011 to be in the low-teens compared to the fourth quarter of 2010. Excluding the incremental impact of political spending, total television revenues are expected to increase in the very high single digits in the fourth quarter this year compared to the fourth quarter last year.
Broadcasting segment operating expenses declined 10.9 percent this quarter to $105.8 million due primarily to the impact of special items in the third quarter last year. On a non-GAAP basis, operating expenses were 3.8 percent lower. Reported operating income totaled $68.6 million, an increase of 2.9 percent. On a non-GAAP basis operating income declined 9.0 percent while operating cash flow totaled $75.7 million, just $7.5 million lower despite the significant reduction in politically related advertising demand.
DIGITAL
Digital segment operating revenues totaled $173.9 million in the quarter, an increase of 10.3 percent compared to the same quarter last year reflecting primarily continuing strength in CareerBuilder’s revenue. Digital segment operating expenses were $139.6 million, 1.7 percent lower, reflecting primarily the impact of special item charges in 2010’s third quarter. On a non-GAAP basis, operating expenses were 8.2 percent higher. Digital segment operating income more than doubled on a reported basis and was 19.8 percent higher on a non-GAAP basis. Operating cash flow was $42.1 million compared to $36.0 million a year ago, an increase of 16.8 percent.
Digital revenues company-wide including the Digital segment and all digital revenues generated by the other business segments were 9.8 percent higher and totaled $272.6 million, 21.5 percent of total operating revenues.
At the end of the quarter, Gannett had about 120 domestic web sites affiliated with its local publishing and television markets, USA TODAY, Gannett Government Media and Gannett Healthcare Group. USATODAY.com is one of the most popular newspaper sites on the Web and the USA TODAY app is now a top news app with more than 10 million downloads including those across iPad, iPhone, Android, Windows and now the HP Touchpad. The company also had web sites in all of its 19 television markets. In September, Gannett’s consolidated domestic Internet audience share was 51.5 million unique visitors reaching 23.6 percent of the Internet audience, according to Comscore Media Metrix. Newsquest is also an Internet leader in the UK where its network of web sites attracted 78.2 million monthly page impressions from approximately 9.3 million unique users in September 2011. CareerBuilder’s unique visitors in the third quarter averaged 24.8 million, an increase of 11.5 percent over the same period last year. And across the company, USA TODAY and our local sites served over 1.3 billion mobile page views in the first half of 2011, up 107 percent from the same time period a year ago.
NON-OPERATING ITEMS
The company’s equity earnings include its share of operating results from unconsolidated investees including the California Newspapers Partnership, Texas-New Mexico Newspapers Partnership, Tucson newspaper partnership and other online/digital businesses including Classified Ventures.
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Equity income in unconsolidated investees totaled $2.6 million in the quarter compared to $7.0 million in the third quarter last year. The decline reflects lower results for newspaper partnerships and the special impairment charge for an investment in an online business, offset partially by stronger results for certain digital investments particularly Classified Ventures. Excluding the impairment charge, equity income declined $2.6 million to $4.4 million.
Interest expense totaled $40.9 million, down slightly compared to $41.0 million for the third quarter last year. The decline was due to the impact of lower average debt balances offset, in part, by higher average interest costs.
Net cash flow from operating activities was $188.4 million while free cash flow (a non-GAAP measure) totaled $175.5 million in the quarter. The balance of long term debt at quarter end was $1.92 billion, a reduction of $103.2 million during the third quarter. Total cash at the end of the third quarter was $196.0 million.
* * *
USE OF NON-GAAP INFORMATION
The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures are not to be considered in isolation from or as a substitute for the related GAAP measures, and should be read only in conjunction with financial information presented on a GAAP basis.
In this earnings report, the company discusses non-GAAP financial performance measures that exclude from its reported GAAP results the impact of special items consisting of workforce restructuring charges, facility consolidation expenses, non-cash asset impairment charges and certain charges and credits to its income tax provision. The company believes that such expenses and tax items are not indicative of normal, ongoing operations and their inclusion in results makes for more difficult comparisons between periods and with peer group companies. Workforce restructuring and facility consolidation expenses primarily relate to incremental expenses the company has incurred to consolidate production facilities and centralize functions. These expenses include payroll and related benefit costs and accelerated depreciation. Non-cash asset impairment charges were recorded in 2011 and 2010 to reduce the book value of certain intangible assets and an investment accounted for under the equity method to fair value as the businesses underlying these assets had experienced significant and sustained declines in operating performance. In addition, the company recorded a $20.1 million net tax benefit in the second quarter of 2011 related primarily to a tax settlement covering multiple years. The $28.7 million net tax benefit in the second quarter of 2010 was due primarily to the expiration of the statutes of limitations and the accompanying release of tax reserves related to the sale of a business in a prior year. The first quarter of 2010 included a $2.2 million tax charge related to healthcare reform legislation and the resultant loss of tax deductibility for certain healthcare costs covered by Medicare retiree drug subsidies.
The company also discusses operating cash flow, a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. This non-GAAP measure is calculated by adding the expenses associated with the special expense items described above, as well as depreciation and amortization, to operating income as reported on a GAAP basis. This earnings report also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property, plant and equipment” as well as “payments for investments” and increased by “proceeds from investments.” The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in the businesses, repay indebtedness, add to the company’s cash balance, or to use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community.
Management uses non-GAAP financial performance measures for purposes of evaluating business unit and consolidated company performance. The company therefore believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view the company’s businesses through the
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eyes of management and the Board of Directors, facilitating comparison of results across historical periods, and providing a focus on the underlying ongoing operating performance of its businesses. In addition, many of the company’s peer group companies present similar non-GAAP measures so the presentation of such measures facilitates industry comparisons.
Tabular reconciliations for the non-GAAP financial measures are contained in Tables 5 through 10 attached to this news release.
As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live webcast through the company’s web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 1-877-879-6209 and international callers should dial 719-325-4774 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 1996764. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 719-457-0820. The confirmation code for the replay is 1996764. Materials related to the call will be available through the Investor Relations section of the company’s web site Monday morning.
About Gannett
Gannett Co., Inc. is an international media and marketing solutions company that informs and engages more than 100 million people every month through its powerful network of broadcast, digital, mobile and publishing properties. Our portfolio of trusted brands offers marketers unmatched local-to-national reach and customizable, innovative marketing solutions across any platform. Gannett is committed to connecting people — and the companies who want to reach them — with their interests and communities. For more information, visit www.gannett.com.
Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.
Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.
# # #

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Robin Pence
Director, Investor Relations	Vice President of Corporate Communications
703-854-6917	703-854-6049
jheinz@gannett.com	rpence@gannett.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands (except per share amounts)
Table No. 1

	Thirteen	Thirteen
	weeks ended	weeks ended	% Inc
	Sept. 25, 2011	Sept. 26, 2010	(Dec)
Net Operating Revenues:
Publishing advertising	$591,676	$646,720	(8.5)
Publishing circulation	262,099	264,627	(1.0)
Digital	173,930	157,669	10.3
Broadcasting	174,340	185,297	(5.9)
All other	63,989	58,022	10.3

Total	1,266,034	1,312,335	(3.5)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	721,888	747,416	(3.4)
Selling, general and administrative expenses, exclusive of depreciation	297,001	289,443	2.6
Depreciation	41,263	44,479	(7.2)
Amortization of intangible assets	7,721	7,664	0.7
Facility consolidation and asset impairment charges	—	23,045	***

Total	1,067,873	1,112,047	(4.0)

Operating income	198,161	200,288	(1.1)

Non-operating (expense) income:
Equity income in unconsolidated investees, net	2,563	7,041	(63.6)
Interest expense	(40,939)	(41,015)	(0.2)
Other non-operating items	(3,205)	2,374	***

Total	(41,581)	(31,600)	31.6

Income before income taxes	156,580	168,688	(7.2)
Provision for income taxes	44,800	55,000	(18.5)

Net income	111,780	113,688	(1.7)
Net income attributable to noncontrolling interest	(11,992)	(12,279)	(2.3)

Net income attributable to Gannett Co., Inc.	$99,788	$101,409	(1.6)

Net income per share — basic	$0.42	$0.43	(2.3)
Net income per share — diluted	$0.41	$0.42	(2.4)
Weighted average number of common shares outstanding
Basic	239,688	238,467	0.5
Diluted	243,350	241,865	0.6

Dividends per share	$0.08	$0.04	100.0

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands (except per share amounts)
Table No. 2

	Thirty-nine	Thirty-nine
	weeks ended	weeks ended	% Inc
	Sept. 25, 2011	Sept. 26, 2010	(Dec)
Net Operating Revenues:
Publishing advertising	$1,840,276	$1,988,227	(7.4)
Publishing circulation	795,745	813,713	(2.2)
Digital	504,971	452,411	11.6
Broadcasting	522,575	536,801	(2.7)
All other	188,667	185,911	1.5

Total	3,852,234	3,977,063	(3.1)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	2,179,057	2,225,014	(2.1)
Selling, general and administrative expenses, exclusive of depreciation	891,744	877,267	1.7
Depreciation	124,971	138,104	(9.5)
Amortization of intangible assets	23,881	23,706	0.7
Facility consolidation and asset impairment charges	14,050	23,045	(39.0)

Total	3,233,703	3,287,136	(1.6)

Operating income	618,531	689,927	(10.3)

Non-operating (expense) income:
Equity income in unconsolidated investees, net	13,994	15,077	(7.2)
Interest expense	(132,309)	(126,678)	4.4
Other non-operating items	1,933	(1,083)	***

Total	(116,382)	(112,684)	3.3

Income before income taxes	502,149	577,243	(13.0)
Provision for income taxes	126,700	159,213	(20.4)

Income from continuing operations	375,449	418,030	(10.2)
Loss from the operation of discontinued operations, net of tax	—	(322)	***
Gain on disposal of publishing businesses, net of tax	—	21,195	***

Net income	375,449	438,903	(14.5)
Net income attributable to noncontrolling interests	(33,641)	(24,837)	35.4

Net income attributable to Gannett Co., Inc.	$341,808	$414,066	(17.5)

Income from continuing operations attributable to Gannett Co., Inc.	$341,808	$393,193	(13.1)
Loss from the operation of discontinued operations, net of tax	—	(322)	***
Gain on disposal of publishing businesses, net of tax	—	21,195	***

Net income attributable to Gannett Co., Inc.	$341,808	$414,066	(17.5)

Earnings from continuing operations per share — basic	$1.42	$1.65	(13.9)
Earnings from discontinued operations
Discontinued operations per share — basic	—	—	***
Gain on disposal of publishing businesses per share — basic	—	0.09	***

Net income per share — basic	$1.42	$1.74	(18.4)

Earnings from continuing operations per share — diluted	$1.40	$1.63	(14.1)
Earnings from discontinued operations
Discontinued operations per share — diluted	—	—	***
Gain on disposal of publishing businesses per share — diluted	—	0.09	***

Net income per share — diluted	$1.40	$1.72	(18.6)

Weighted average number of common shares outstanding
Basic	239,897	238,012	0.8
Diluted	243,551	241,324	0.9

Dividends per share	$0.16	$0.12	33.3

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Table No. 3

	Thirteen weeks ended	Thirteen weeks ended	% Inc
	Sept. 25, 2011	Sept. 26, 2010	(Dec)
Net Operating Revenues:
Publishing	$917,764	$969,369	(5.3)

Digital	173,930	157,669	10.3

Broadcasting	174,340	185,297	(5.9)

Total	$1,266,034	$1,312,335	(3.5)

Operating Income (net of depreciation, amortization and facility consolidation and asset impairment charges):

Publishing	$107,942	$130,886	(17.5)

Digital	34,350	15,728	***

Broadcasting	68,552	66,606	2.9

Corporate	(12,683)	(12,932)	(1.9)

Total	$198,161	$200,288	(1.1)

Depreciation, amortization and facility consolidation and asset impairment charges:
Publishing	$30,186	$35,137	(14.1)

Digital	7,729	19,883	(61.1)

Broadcasting	7,118	16,228	(56.1)

Corporate	3,951	3,940	0.3

Total	$48,984	$75,188	(34.9)

Operating Cash Flow:
Publishing	$138,128	$166,023	(16.8)

Digital	42,079	35,611	18.2

Broadcasting	75,670	82,834	(8.6)

Corporate	(8,732)	(8,992)	(2.9)

Total	$247,145	$275,476	(10.3)

Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and facility consolidation and asset impairment charges. See Table No. 9 for reconciliation of amounts to the Condensed Consolidated Statements of Income.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Table No. 4

	Thirty-nine weeks ended	Thirty-nine weeks ended	% Inc
	Sept. 25, 2011	Sept. 26, 2010	(Dec)
Net Operating Revenues:
Publishing	$2,824,688	$2,987,851	(5.5)

Digital	504,971	452,411	11.6

Broadcasting	522,575	536,801	(2.7)

Total	$3,852,234	$3,977,063	(3.1)

Operating Income (net of depreciation, amortization and facility consolidation and asset impairment charges):
Publishing	$364,185	$475,649	(23.4)

Digital	86,608	46,571	86.0

Broadcasting	212,416	213,488	(0.5)

Corporate	(44,678)	(45,781)	(2.4)

Total	$618,531	$689,927	(10.3)

Depreciation, amortization and facility consolidation and asset impairment charges:
Publishing	$106,377	$104,416	1.9

Digital	22,801	35,924	(36.5)

Broadcasting	22,042	32,580	(32.3)

Corporate	11,682	11,935	(2.1)

Total	$162,902	$184,855	(11.9)

Operating Cash Flow:
Publishing	$470,562	$580,065	(18.9)

Digital	109,409	82,495	32.6

Broadcasting	234,458	246,068	(4.7)

Corporate	(32,996)	(33,846)	(2.5)

Total	$781,433	$874,782	(10.7)

Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and facility consolidation and asset impairment charges. See Table No. 9 for reconciliation of amounts to the Condensed Consolidated Statements of Income.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures are not to be considered in isolation from or as a substitute for the related GAAP measures, and should be read only in conjunction with financial information presented on a GAAP basis.
Tables No. 5 through No. 10 reconcile the non-GAAP financial measures to the most directly comparable GAAP measure.
Table No. 5

				Non-GAAP
	GAAP Measure	Special Items		Measure
			Facility
			consolidation
	Thirteen		and asset	Thirteen
	weeks ended	Workforce	impairment	weeks ended
	Sept. 25, 2011	restructuring	charges	Sept. 25, 2011
Cost of sales and operating expenses, exclusive of depreciation	$721,888	$(7,467)	$—	$714,421
Selling, general and administrative expenses, exclusive of depreciation	297,001	(1,218)	—	295,783
Operating expenses	1,067,873	(8,685)	—	1,059,188
Operating income	198,161	8,685	—	206,846
Equity income in unconsolidated investees, net	2,563	—	1,877	4,440
Total non-operating (expense) income	(41,581)	—	1,877	(39,704)
Income before income taxes	156,580	8,685	1,877	167,142
Provision for income taxes	44,800	3,400	800	49,000
Net income	111,780	5,285	1,077	118,142
Net income attributable to Gannett Co., Inc.	99,788	5,285	1,077	106,150
Net income per share — diluted	$0.41	$0.02	$—	$0.44	(a)

(a)	Total per share amount does not sum due to rounding.

				Non-GAAP
	GAAP Measure	Special Items		Measure
			Facility
			consolidation
	Thirteen		and asset	Thirteen
	weeks ended	Workforce	impairment	weeks ended
	Sept. 26, 2010	restructuring	charges	Sept. 26, 2010
Cost of sales and operating expenses, exclusive of depreciation	$747,416	$(7,147)	$—	$740,269
Selling, general and administrative expenses, exclusive of depreciation	289,443	(941)	—	288,502
Facility consolidation and asset impairment charges	23,045	—	(23,045)	—
Operating expenses	1,112,047	(8,088)	(23,045)	1,080,914
Operating income	200,288	8,088	23,045	231,421
Income before income taxes	168,688	8,088	23,045	199,821
Provision for income taxes	55,000	3,000	4,800	62,800
Net income	113,688	5,088	18,245	137,021
Net income attributable to Gannett Co., Inc.	101,409	5,088	18,245	124,742
Net income per share — diluted	$0.42	$0.02	$0.08	$0.52

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)
Table No. 6

					Non-GAAP
	GAAP Measure	Special Items			Measure
			Facility
			consolidation	Prior year
	Thirty-nine		and asset	tax reserve	Thirty-nine
	weeks ended	Workforce	impairment	adjustments,	weeks ended
	Sept. 25, 2011	restructuring	charges	net	Sept. 25, 2011

Cost of sales and operating expenses, exclusive of depreciation	$2,179,057	$(19,677)	$—	$—	$2,159,380
Selling, general and administrative expenses, exclusive of depreciation	891,744	(3,767)	—	—	887,977
Facility consolidation charges	14,050	—	(14,050)	—	—
Operating expenses	3,233,703	(23,444)	(14,050)	—	3,196,209
Operating income	618,531	23,444	14,050	—	656,025
Equity income in unconsolidated investees, net	13,994	—	1,877	—	15,871
Total non-operating (expense) income	(116,382)	—	1,877	—	(114,505)
Income before income taxes	502,149	23,444	15,927	—	541,520
Provision for income taxes	126,700	8,900	6,400	20,100	162,100
Net income	375,449	14,544	9,527	(20,100)	379,420
Net income attributable to Gannett Co., Inc.	341,808	14,544	9,527	(20,100)	345,779
Net income per share — diluted	$1.40	$0.06	$0.04	$(0.08)	$1.42

							Non-GAAP
	GAAP Measure	Special Items					Measure
			Facility
			consolidation
	Thirty-nine		and asset	Tax change	Prior year		Thirty-nine
	weeks ended	Workforce	impairment	for health care	tax reserve	Discontinued	weeks ended
	Sept. 26, 2010	restructuring	charges	legislation	adjustments, net	operations	Sept. 26, 2010

Cost of sales and operating expenses, exclusive of depreciation	$2,225,014	$(7,147)	$—	$—	$—	$—	$2,217,867
Selling, general and administrative expenses, exclusive of depreciation	877,267	(941)	—	—	—	—	876,326
Facility consolidation and asset impairment charges	23,045	—	(23,045)	—	—	—	—
Operating expenses	3,287,136	(8,088)	(23,045)	—	—	—	3,256,003
Operating income	689,927	8,088	23,045	—	—	—	721,060
Income before income taxes	577,243	8,088	23,045	—	—	—	608,376
Provision for income taxes	159,213	3,000	4,800	(2,200)	28,700	—	193,513
Net income	438,903	5,088	18,245	2,200	(28,700)	(20,873)	414,863
Net income attributable to Gannett Co., Inc.	414,066	5,088	18,245	2,200	(28,700)	(20,873)	390,026
Net income per share — diluted	$1.72	$0.02	$0.08	$0.01	$(0.12)	$(0.09)	$1.62

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Table No. 7

			Non-GAAP
	GAAP Measure	Special Items	Measure
	Thirteen		Thirteen
	weeks ended	Workforce	weeks ended
	Sept. 25, 2011	restructuring	Sept. 25, 2011

Operating Income
Publishing	$107,942	$8,685	$116,627
Digital	34,350	—	34,350
Broadcasting	68,552	—	68,552
Corporate	(12,683)	—	(12,683)

Total Operating Income	$198,161	$8,685	$206,846

Depreciation and amortization
Publishing	$30,186	$—	$30,186
Digital	7,729	—	7,729
Broadcasting	7,118	—	7,118
Corporate	3,951	—	3,951

Total depreciation and amortization	$48,984	$—	$48,984

Operating Cash Flow (a)
Publishing	$138,128	$8,685	$146,813
Digital	42,079	—	42,079
Broadcasting	75,670	—	75,670
Corporate	(8,732)	—	(8,732)

Total Operating Cash Flow	$247,145	$8,685	$255,830

(a)	Refer to Table No. 9.

	GAAP Measure	Special Items		Non-GAAP Measure
			Facility
	Thirteen		consolidation and	Thirteen
	weeks ended	Workforce	asset impairment	weeks ended
	Sept. 26, 2010	restructuring	charges	Sept. 26, 2010

Operating Income
Publishing	$130,886	$7,289	$2,188	$140,363
Digital	15,728	420	12,535	28,683
Broadcasting	66,606	379	8,322	75,307
Corporate	(12,932)	—	—	(12,932)

Total Operating Income	$200,288	$8,088	$23,045	$231,421

Depreciation, amortization and facility consolidation and asset impairment charges
Publishing	$35,137	$—	$(2,188)	$32,949
Digital	19,883	—	(12,535)	7,348
Broadcasting	16,228	—	(8,322)	7,906
Corporate	3,940	—	—	3,940

Total depreciation, amortization and facility consolidation and asset impairment charges	$75,188	$—	$(23,045)	$52,143

Operating Cash Flow (a)
Publishing	$166,023	$7,289	$—	$173,312
Digital	35,611	420	—	36,031
Broadcasting	82,834	379	—	83,213
Corporate	(8,992)	—	—	(8,992)

Total Operating Cash Flow	$275,476	$8,088	$—	$283,564

(a)	Refer to Table No. 9.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Table No. 8

				Non-GAAP
	GAAP Measure	Special Items		Measure
	Thirty-nine		Facility	Thirty-nine
	weeks ended	Workforce	consolidation	weeks ended
	Sept. 25, 2011	restructuring	charges	Sept. 25, 2011

Operating Income
Publishing	$364,185	$23,444	$14,050	$401,679
Digital	86,608	—	—	86,608
Broadcasting	212,416	—	—	212,416
Corporate	(44,678)	—	—	(44,678)

Total Operating Income	$618,531	$23,444	$14,050	$656,025

Depreciation, amortization and facility consolidation charges
Publishing	$106,377	$—	$(14,050)	$92,327
Digital	22,801	—	—	22,801
Broadcasting	22,042	—	—	22,042
Corporate	11,682	—	—	11,682

Total depreciation and amortization	$162,902	$—	$(14,050)	$148,852

Operating Cash Flow (a)
Publishing	$470,562	$23,444	$—	$494,006
Digital	109,409	—	—	109,409
Broadcasting	234,458	—	—	234,458
Corporate	(32,996)	—	—	(32,996)

Total Operating Cash Flow	$781,433	$23,444	$—	$804,877

(a)	Refer to Table No. 9.

				Non-GAAP
	GAAP Measure	Special Items		Measure
			Facility
	Thirty-nine		consolidation and	Thirty-nine
	weeks ended	Workforce	asset impairment	weeks ended
	Sept. 26, 2010	restructuring	charges	Sept. 26, 2010

Operating Income
Publishing	$475,649	$7,289	$2,188	$485,126
Digital	46,571	420	12,535	59,526
Broadcasting	213,488	379	8,322	222,189
Corporate	(45,781)	—	—	(45,781)

Total Operating Income	$689,927	$8,088	$23,045	$721,060

Depreciation, amortization and facility consolidation and asset impairment charges
Publishing	$104,416	$—	$(2,188)	$102,228
Digital	35,924	—	(12,535)	23,389
Broadcasting	32,580	—	(8,322)	24,258
Corporate	11,935	—	—	11,935

Total depreciation, amortization and facility consolidation and asset impairment charges	$184,855	$—	$(23,045)	$161,810

Operating Cash Flow (a)
Publishing	$580,065	$7,289	$—	$587,354
Digital	82,495	420	—	82,915
Broadcasting	246,068	379	—	246,447
Corporate	(33,846)	—	—	(33,846)

Total Operating Cash Flow	$874,782	$8,088	$—	$882,870

(a)	Refer to Table No. 9.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Table No. 9
“Operating cash flow,” a non-GAAP measure, is defined as operating income plus depreciation, amortization and facility consolidation and asset impairment charges. Management believes that use of this measure allows investors and management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner.
A reconciliation of these non-GAAP amounts to the company’s operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s consolidated statements of income, follows:
Thirteen weeks ended Sept. 25, 2011

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$138,128	$42,079	$75,670	$(8,732)	$247,145
Less:
Depreciation	(26,568)	(3,807)	(6,937)	(3,951)	(41,263)
Amortization	(3,618)	(3,922)	(181)	—	(7,721)

Operating income as reported (GAAP basis)	$107,942	$34,350	$68,552	$(12,683)	$198,161

Thirteen weeks ended Sept. 26, 2010

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$166,023	$35,611	$82,834	$(8,992)	$275,476
Less:
Depreciation	(29,463)	(3,384)	(7,692)	(3,940)	(44,479)
Amortization	(3,486)	(3,964)	(214)	—	(7,664)
Facility consolidation and asset impairment charges	(2,188)	(12,535)	(8,322)	—	(23,045)

Operating income as reported (GAAP basis)	$130,886	$15,728	$66,606	$(12,932)	$200,288

Thirty-nine weeks ended Sept. 25, 2011

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$470,562	$109,409	$234,458	$(32,996)	$781,433
Less:
Depreciation	(80,943)	(10,848)	(21,498)	(11,682)	(124,971)
Amortization	(11,384)	(11,953)	(544)	—	(23,881)
Facility consolidation charges	(14,050)	—	—	—	(14,050)

Operating income as reported (GAAP basis)	$364,185	$86,608	$212,416	$(44,678)	$618,531

Thirty-nine weeks ended Sept. 26, 2010

					Consolidated
	Publishing	Digital	Broadcasting	Corporate	Total

Operating cash flow	$580,065	$82,495	$246,068	$(33,846)	$874,782
Less:
Depreciation	(91,575)	(10,979)	(23,615)	(11,935)	(138,104)
Amortization	(10,653)	(12,410)	(643)	—	(23,706)
Facility consolidation and asset impairment charges	(2,188)	(12,535)	(8,322)	—	(23,045)

Operating income as reported (GAAP basis)	$475,649	$46,571	$213,488	$(45,781)	$689,927

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
Table No. 10
“Free cash flow” is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of GAAP financial measures.
Free cash flow is a non-GAAP liquidity measure that is defined as “Net cash flow from operating activities” as reported on the statement of cash flows reduced by “Purchase of property, plant and equipment” as well as “Payments for investments” and increased by “Proceeds from investments.” The company uses free cash flow because it believes this measure presents a useful business metric to evaluate the liquidity generated by its businesses.

	Thirteen	Thirty-nine
	weeks ended	weeks ended
	Sept. 25, 2011	Sept. 25, 2011

Net cash flow from operating activities	$188,352	$603,160
Purchase of property, plant and equipment	(17,128)	(46,379)
Payments for investments	(1,250)	(16,047)
Proceeds from investments	5,536	31,217

Free cash flow	$175,510	$571,951